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                       SECURITIECS AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       -------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       CREDIT MANAGEMENT SOLUTIONS, INC.


       Delaware                                                52-1549401
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 (State of incorporation or                                   (IRS Employer
        organization)                                        Identification No.)

5950 Symphony Woods Road, Suite 301, Columbia, Maryland             21044
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    (Address of principal executive offices)                      (Zip code)

If this Form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)2, please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class               Name of each exchange on which
         to be so registered               each class is to be registered

         NONE                              NOT APPLICABLE

securities to be registered pursuant to Section 12(g) of the Act:

                                 COMMON STOCK
                                PAR VALUE $.01
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                                Title of Class





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ITEM 1.         DESCRIPTION OF SECURITIES TO BE REGISTERED.

         The Section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-14007) (the "Registration Statement") is deemed to be incorporated by reference herein.

ITEM 2.         EXHIBITS

Exhibit No.     Description

I.      1.      Specimen Common Stock Certificate (incorporated by reference from Exhibit 4 to the Registration Statement)

        2.1 Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement)

        2.2 Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement)

II.     Not applicable.





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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 15, 1996                   CREDIT MANAGEMENT SOLUTIONS, INC.


                                            By:  SCOTT L. FREIMAN
                                               ------------------------
                                                 Executive VP





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